SCHEDULE 14C INFORMATION

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JAVA EXPRESS, INC.

(Name of Registrant as specified in its Charter)

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Contact Person:

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

JAVA EXPRESS, INC.

4626 North 300 West, Suite 365

Provo, Utah 84604

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY

INTRODUCTION

This Information Statement is being furnished by Java Express, Inc., a Nevada corporation (the “Company,” “Java,” “we”, “our” or “us” or words of similar import) to our shareholders, regarding the adoption of Amended and Restated Articles of Incorporation (Proposal 1), and the adoption of new Bylaws (Proposal 2).

The amendments to our Articles of Incorporation relate to current provisions covering Purpose, Capital Stock, Board of Directors, Bylaws, Stockholder Meetings and Amendments to the Articles of Incorporation; clarify certain provisions thereof; and eliminate provisions customarily covered by the Nevada Revised Statutes, Chapter 78, Private Corporations (“Nevada Law”), which were more restrictive than Nevada Law, including but not limited to: (i) the general description of preferences, qualifications, limitations, restrictions and the special or relative rights of the authorized preferred and common stock; (ii) the provisions regarding vacancies and other provisions related to the Board of Directors; (iii) the provisions respecting the requirement of  66-2/3% combined voting power of all outstanding shares of all classes or series of the Company to amend the Articles of Incorporation and Bylaws; and (iv) the provision requiring that actions could not be taken by shareholders by written consent without the approval of a majority of the Board of Directors.  The amendments also provide that the Bylaws may be amended by the Board of Directors as outlined by Nevada Law and reduce the 66-2/3% voting majority required to amend the Articles of Incorporation to a majority as outlined in Nevada Law.  Additionally, the amendments provide that the Company elects not to be governed by the provisions of the Nevada Control Share Acquisitions Act, Sections 378 to 3793, inclusive, of Nevada Law, and Sections 411 through 444, inclusive, Combinations with Interested Stockholders, of Nevada Law, or any statute of similar effect or tenor.  For a more complete description of these changes, see the caption “REASONS FOR THE ADOPTION OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION” below.

The new Bylaws contain updated provisions as permitted by Nevada Law and specifically provide, among other things, that any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof; and also provide that the Company elects not to be governed by the provisions of the Nevada Control Share Acquisitions Act, Sections 378 to 3793, inclusive, of Nevada Law, or any statute of similar effect or tenor.   See the caption “REASONS FOR THE ADOPTION OF THE NEW BYLAWS” below.

Our Amended and Restated Articles of Incorporation and the new Bylaws were unanimously adopted by our Board of Directors and certain persons who own in excess of a majority of our outstanding voting securities (the “Majority Shareholders”), collectively beneficially owning 8,529,140 shares of our common stock or approximately 75.6% of our outstanding voting securities.  No other votes were required or necessary to adopt these Proposals, and none are being solicited hereunder.  See the captions “VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF and “AMENDMENTS AND AMENDED AND RESTATED ARTICLES OF INCORPORATION, NEW BYLAWS AND VOTE REQUIRED FOR APPROVAL,” herein.

On a date that is at least 21 days from the mailing of this Information Statement to our shareholders, our new Bylaws will become effective, and the Amended and Restated Articles of Incorporation will be filed with the Secretary of State of the State of Nevada and will be effective on filing. Our Amended and Restated Articles of Incorporation and new Bylaws are the only matters covered by this Information Statement.

APPROXIMATE DATE OF MAILING: August 13, 2009.

PROPOSAL No. 1

The Amended and Restated Articles of Incorporation provide for: (i) perpetual existence of the Company (Articles I and II, respectively); (ii) replace the enumerated purposes and powers with the general statement that any lawful business may be pursued (Article III); (iii) retain the Company’s capitalization at 70,000,000 shares comprised of 60,000,000 shares of common voting stock with a par value of  one mill ($0.001) per share, and 10,000,000 shares of preferred stock with a par value of one mill ($0.001) per share, with the rights, privileges and preferences of our preferred stock to be set by our Board of Directors (eliminating the general description of preferences, qualifications, limitations, restrictions and the special or relative rights of the preferred and common stock presently enumerated in our Articles of Incorporation, no shares of which are outstanding) (Article IV); (iv) provide that the Company shall be governed by a Board of Directors consisting of no less than one director nor more than nine directors (eliminating the provisions regarding vacancies and other provisions related to the Board of Directors) (Article V); (v) add provisions opting out of the Control Share Acquisitions Act and the Combinations with Interested Stockholders Act of  Nevada Law (Articles VI and VII); (vi) add provisions regarding indemnification of certain persons (Article VIII); (vii) eliminate the provisions respecting the requirement of  66-2/3% combined voting power of all outstanding shares of all classes or series of our securities to amend the Articles of Incorporation and the Bylaws of the Company; (viii) eliminate the provision requiring that actions could not be taken by shareholders by written consent without the approval of a majority of the Board of Directors; (ix) add provisions that the Articles of Incorporation and the Bylaws may be amended by the Board of Directors as outlined by Nevada Law (Articles IX and X); (x) add provisions regarding conflicts of interest between the Company, its officers and directors and other corporations (Article XI); (xi) add provisions providing that the Board of Directors, without shareholder approval, may change the name of the Company (Article XII); and (xii) add provisions that the Board of Directors, without shareholder approval, may adopt any re-capitalization of the Company’s outstanding securities in the form of forward or reverse splits provided no change in the authorized shares or par value is effected as a result thereof (Article XIII).

The following constitutes the full text of our Amended and Restated Articles of Incorporation:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

JAVA EXPRESS , INC.

ARTICLE I - NAME

  The name of the corporation (hereinafter called the “Corporation”) is “Java Express, Inc.”

ARTICLE II - DURATION

The Corporation shall have perpetual existence.

ARTICLE III - PURPOSES AND POWERS

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in and conduct any lawful business, activity or enterprise for which corporations may be organized under the Nevada Revised Statutes, as amended or supplemented from time to time (the “NRS”).

ARTICLE IV - CAPITALIZATION

The aggregate number of shares which this Corporation shall have authority to issue is 70,000,000 shares, comprised of 60,000,000 shares of common stock of a par value of one mill ($0.001) per share, and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share.  The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred stock or any class or series thereof, by amendment hereto, without shareholder approval, as provided in the NRS.  Stockholders shall not have pre-emptive rights to acquire unissued shares of stock of the Corporation; nor shall shareholders be entitled to vote cumulatively for the election of directors of the Corporation.

ARTICLE V - BOARD OF DIRECTORS

The Corporation shall be governed by a Board of Directors that consists of not less than one director nor more than nine directors.

ARTICLE VI - CONTROL SHARES ACQUISITIONS

The Corporation expressly opts out of, or elects not to be governed by the “Acquisition of Controlling Interest” provisions contained in NRS Sections 378 through 3793 inclusive, all as permitted under NRS Section 378.1.

ARTICLE VII - COMBINATIONS WITH

INTERESTED STOCKHOLDERS

The Corporation expressly opts out of, and elects not to be governed by the “Combinations with Interested Stockholders” provisions contained in NRS Sections 411 through 444, inclusive, all as permitted under NRS Section 434.

ARTICLE VIII - INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the NRS, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX - AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

To the full extent permitted under the NRS, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation’s Articles of Incorporation.

ARTICLE X - BYLAWS

Bylaws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the NRS and subject to shareholders’ rights to alter, amend or repeal the Bylaws under the NRS.

ARTICLE XI - CONFLICTS OF INTEREST

To the full extent contemplated by the NRS, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation.  Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested.  Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE XII - RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the corporation by effecting forward or reverse splits of all of the outstanding securities of the corporation, pro rata, with appropriate adjustments to the Corporation’s capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

ARTICLE XIII -AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation’s business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.  This provision shall not abrogate the rights of shareholders to otherwise change the name of the Corporation by amending the Corporation’s Articles of Incorporation in the manner prescribed in the NRS.

END OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

REASONS FOR THE ADOPTION OF THE AMENDMENTS AND THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION

Control Shares Acquisitions

Under the Control Share Acquisitions Act, Sections 378 through 3793, inclusive, of Nevada Law, shareholders who acquire a controlling interest in a Nevada publicly-held corporation may not vote their control shares unless the voting rights are approved by the holders of a majority of the voting power of the corporation.  Nevada Law Section 378 permits a Nevada corporation to opt out of these provisions through a provision in its articles of incorporation or bylaws.  Our Board of Directors and the Majority Shareholders believe that it will make us a more attractive candidate for a merger, acquisition or business combination transaction if we have opted out of the Nevada Control Share Acquisitions Act.  As of the date hereof, there are no agreements, arrangements or understandings of any kind that would result in a change in control of the Company.

Combinations with Interested Stockholders

Management also believes Nevada Law Sections 411 through 444, inclusive, Combinations with Interested Stockholders, may limit the ability of our shareholders to approve transactions that may be beneficial to us and our shareholders in connection with the completion of beneficial business combinations or other similar transactions with interested shareholders as defined in Nevada Law.  Though no such transactions are presently contemplated, management believes opting out of these restrictive provisions will also make us a more attractive candidate for a merger, acquisition or business combination transaction in the future.

Indemnification

These provisions specifically allow us to indemnify any and all persons whom we shall have the power to indemnify under and in accordance with the NRS.  Management believes that specifically reciting these rights in our Articles of Incorporation will help us attract and retain the services of members of management or others who could benefit by these provisions.

Conflicts of Interest

These provisions are consistent with Section 140 of Nevada Law dealing with restrictions on transactions involving interested directors or officers and would apply to us even if such provisions were not specifically stated in our Articles of Incorporation.  Management believes that specifically stating these provisions in the Articles of Incorporation provides management with guidelines in transactions where conflicts of interest may arise, while assuring protection when compliance with these requirements is met.  There are no current plans, arrangements or understandings for any such transaction.

Name Changes and Recapitalizations by the Board of Directors without Stockholder Approval

Article XII would authorize our Board of Directors to amend our Articles of Incorporation to change the name of the Corporation to any name that conforms with any business or industry that the Board of Directors determines that the Corporation should engage in or which conforms with the name or names of any properties, businesses or companies acquired by the Corporation. Our Board of Directors believes that our ability to quickly change our name to reflect any industry in which we make an acquisition is essential to any discussion in this respect.  There are no current plans, arrangements or understandings with anyone that would result in a name change.

Article XIII would authorize our Board of Directors to amend our Articles of Incorporation to adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting forward or reverse splits of any such outstanding securities, provided that the re-capitalization does not require any change in the Articles of Incorporation.  Our Board of Directors believes that our ability to quickly effect re-capitalizations is essential to the furtherance of our current business of seeking merger, acquisition or business combination candidates as capital structure is often critical to any such transactions.  There are no current plans, arrangements or understandings with us that would result in any re-capitalization.

Elimination of Rights, Privileges and Preferences of Preferred Stock

Nevada Law does not require the Articles of Incorporation to contain this information, and these rights, privileges and preferences are usually negotiated at the time of their issuance.  At such time as our Board of Directors sets a series or class of preferred stock, it will amend the Articles of Incorporation to provide the rights, privileges and preferences of any such series or class.  No shares of preferred stock are presently issued or outstanding.

Elimination of the Designation of Certain Rights of Common Stock

The rights of common shareholders presently enumerated in the Articles of Incorporation are already afforded shareholders by the provisions of the NRS.  With the exception of the reference in the current Article VI to the Board’s authority to make offers of options, rights and warrants “to all holders of common stock if an identical offering is made simultaneously to all holders of stock,” these current provisions add nothing to these rights; and the present provision mentioned about the offer of options, rights and warrants to all holders of common stock makes no sense in its present form.  That particular Section clearly is speaking about “common shareholders” only, as it goes on to say “All such offerings of options, rights or warrants shall offer the respective holders of Common Stock the right to subscribe at the same rate per share.”  This provision is also deemed by the Board to be counter productive to our intended business operations of seeking a merger, acquisition or business combination candidate.

Elimination of the Provisions Regarding Vacancies and Other Provisions Related to the Board of Directors

Nevada Law does not require the Articles of Incorporation to contain this information.  The new Bylaws contain provisions governing the Board of Directors.

Elimination of Provisions Respecting the Requirements of the 66-2/3% Combined Voting Power of all Outstanding Shares of all Classes or Series of the Company in order to Amend the Articles of Incorporation or the Bylaws and the Provisions Requiring the Board of Directors to Approve any action taken by less that all of our Stockholders

We are eliminating the 66-2/3% to provide that actions may be approved by majority approval of the matters being voted on in accordance with Nevada Law.  Also, the requirement of Board approval of action by less than all of our shareholders was thought by our management to be an abuse of power and contrary to the interests of our shareholders.

The provisions that were deleted from our Articles of Incorporation basically related to governing our affairs that are adequately covered by the applicable provisions of Nevada Law.   We do not believe that these deletions will  have any adverse effect on the rights of our shareholders.

PROPOSAL No. 2

With a few exceptions, the new Bylaws contain essentially the same information as the current Bylaws but with updated provisions as permitted by Nevada Law:

Article I provides for the location of our offices.

Article II outlines information regarding shareholder meetings including location, notice, record date, voting lists, quorum, voting and proxies.   We are eliminating the provision requiring that actions could not be taken by shareholders by written consent without the approval of a majority of the Board of Directors and are adding a provision that any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Article III outlines information regarding directors including, among other things, number, term, classification, meetings, notice of meetings, quorum, vacancies, compensation, resignations, written consent and removal.   The current Bylaws provide that the number of directors will be set by the Board of Directors, but we have included a provision in the new Bylaws that the number of directors shall consist of one to nine persons.  We have eliminated the provision regarding director conflicts of interest as this provision is covered in the Amended and Restated Articles of Incorporation, and we have also eliminated the provision for the election of a board of outside directors.

Article IV outlines information regarding officers, including, among other things, number, election, term, resignations, removal, vacancies, salaries and an outline of the general duties of each officer.  The new Bylaws provide for a president, one or more vice presidents, a secretary and a treasurer.  The current Bylaws do not provide for a vice president.

Article V outlines information regarding the execution of instruments, borrowing of money and corporate funds including, among other things, loans, deposits, checks and drafts, bonds, the sale or transfer of securities and proxies.

Article VI outlines information regarding our capital shares including, among other things, certificates, transfers, transfer agents, fixing of record dates and lost or destroyed certificates.  This Article also provides that the Company elects not to be governed by the provisions of the Nevada Control Share Acquisitions Act, Sections 378 to 3793, inclusive, of the Nevada Law, or any statute of similar effect or tenor.

Article VII outlines information regarding committees including, among other things, how the committees are constituted, powers, proceedings, quorum, resignations, removal, vacancies and compensation.

Article VIII outlines information regarding indemnification, insurance and officer and director contracts.

Article IX sets the fiscal year of the Company by resolution of the directors.  The current Bylaws sets December 31 as the year end, or by resolution of the directors.

Article X outlines the manner of declaring and paying dividends on its outstanding shares.

Article XI outlines the method by which the Bylaws may be amended, altered, repealed or new bylaws made.  We have eliminated the provisions from the current Bylaws respecting the requirement of the affirmative vote of 66-2/3% of all then outstanding shares of voting stock to amend the Bylaws.

We have eliminated provisions in the current Bylaws regarding the keeping of books and records and inspection of such books and records and added provisions allowing reasonable inspection by those allowed by law.

We have eliminated provisions in the current Bylaws regarding emergency bylaws if a quorum of the Company’s directors cannot readily be assembled because of some catastrophic event.

REASONS FOR THE ADOPTION OF THE NEW BYLAWS

We revised our Bylaws to conform with the amendments made in our Amended and Restated Articles of Incorporation and to ensure that the new Bylaws would not be counter productive to our intended business operations of seeking a merger, acquisition or business combination candidate while affording shareholders all of the basic protections afforded by Nevada Law.

Actions by Written Consent

NRS Section 320(2) authorizes corporate actions to be taken by written consent of shareholders holding at least a majority of the corporation’s voting power, unless the corporation’s articles of incorporation or bylaws provide otherwise.  Our Board of Directors and the Majority Shareholders believe that the above-referenced amendment to our Bylaws will make it much easier to conduct corporate business without the delay, expense and effort required to formally call a meeting of shareholders, wait the statutorily required number of days before holding the meeting, reserve a room for the meeting and the like.  All of these obligations, in the aggregate, cost several thousand dollars and several weeks’ time to complete.

Control Shares Acquisitions

Under the Control Share Acquisitions Act, Sections 378 through 3793, inclusive, of Nevada Law, shareholders who acquire a controlling interest in a Nevada publicly-held corporation may not vote their control shares unless the voting rights are approved by the holders of a majority of the voting power of the corporation.  Nevada Law Section 378 permits a Nevada corporation to opt out of these provisions through a provision in its articles of incorporation or bylaws.  Our Board of Directors and the Majority Shareholders believe that it will make us a more attractive candidate for a merger, acquisition or business combination transaction if we have opted out of the Nevada Control Share Acquisitions Act.  As of the date hereof, there are no agreements, arrangements or understandings of any kind that would result in a change in control of the Company.

Elimination of Provisions Respecting the Requirements of the 66-2/3% Combined Voting Power of all Outstanding Shares of all Classes or Series of the Company in order to Amend the Articles of Incorporation or the Bylaws and the Provisions Requiring the Board of Directors to Approve any action taken by less that all of our Shareholders

We are eliminating the 66-2/3% to provide that actions may be approved by majority approval of the matters being voted on in accordance with Nevada Law.  Also, the requirement of Board approval of action by less than all of our shareholders was thought by our management to be an abuse of power and contrary to the interests of our shareholders.

The provisions that were deleted from our Bylaws basically related to governing our affairs that are adequately covered by the applicable provisions of Nevada Law.   We do not believe that these deletions will have any adverse effect on the rights of our shareholders.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to the amendments to our Articles of Incorporation; or our Amended and Restated Articles of Incorporation; or our new amended Bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments or our Amended and Restated Articles of Incorporation which is not shared by all other shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation and the adoption of our Amended and Restated Articles of Incorporation and Bylaws consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on July 30, 2010, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation and the adoption of our Amended and Restated Articles of Incorporation and Bylaws, was 11,280,140 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of July 30, 2010, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 11,280,140 outstanding shares of our common stock.

Ownership of Officers and Directors and Principal Shareholders

		Number of Shares	Percentage
Name and Address	Position	Beneficially Owned(1)	of Class

Officers and Directors:

Mark C. Burdge	President	5,606,700 (2)	49.7%
4626 North 300 West	Director
Provo, Utah 84606

Del Higginson	Secretary/Treasurer	-0-	0%
4626 North 300 West
Provo, Utah 84606

Directors as a Group:		5,606,700 (1)	49.7%

Principal Stockholders:

Globe Energy Technologies, LLC		5,606,700 (1) (3)	49.70%
5055 N. Edgewood Drive
Provo, UT 84804

Mark Sansom		1,010,000 (3)	8.95%
4061 Power Circle
Salt Lake City, UT 84124

Kelly Trimble		1,912,440 (3)	16.95%
4685 S. Highland Drive, Suite 207
Salt Lake City, UT 84117

David West		918,975	8.15%
5005 Edgewood Drive, Suite 110
Provo, UT 84604

(1)   Includes all shares that could be acquired within 60 days of the date of this Information Statement.

(2)   These shares are held in the record name of Globe Energy Technologies LLC of which Mr. Burdge is the managing member and controls the shares in its name.

(3)  Consenting shareholders who comprise the Majority Shareholders.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of our Company; however we are constantly looking for acquisitions that would be beneficial to us, and, based upon our limited resources and assets and our current liabilities, any such transaction that was completed would no doubt result in a change in control of our Company.

AMENDMENTS AND AMENDED AND RESTATED ARTICLES OF INCORPORATION, NEW BYLAWS AND VOTE REQUIRED FOR APPROVAL

Nevada Law

Section 390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders, may adopt such action without a meeting by written consent.

Resolutions to effect these amendments were unanimously adopted by our Board of Directors and the Majority Shareholders who are named under the caption “VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.” These resolutions were adopted in compliance with our current Articles of Incorporation and Bylaws.  The Majority Shareholders own approximately 75.6% of our outstanding voting securities; and all directors approved the resolutions, including the right of the Majority Shareholders to take such action by written consent.  No other votes or consents are required or necessary to effect the amendments to our Articles of Incorporation or to adopt the Amended and Restated Articles of Incorporation or our new Bylaws.  As required by our current Articles of Incorporation, the Board of Directors authorized the Majority Shareholders to take this action by written consent by less than all of the shareholders as outlined elsewhere herein on July 28, 2010.

Effective Date of Amendment

The effective date of the amendments and our Amended and Restated Articles of Incorporation will be on the opening of business on September 3, 2010, or a date that is 21 days from the mailing of this Information Statement to our shareholders, subject to the filing thereof with the Secretary of State of the State of Nevada.

NOTICE

THE MAJORITY SHAREHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND THESE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND NEW BYLAWS AND OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES PRESENTLY REQUIRED TO ADOPT THESE AMENDMENTS UNDER NEVADA LAW AND OUR CURRENT ARTICLES OF INCORPORATION AND BYLAWS, AND HAVE DONE SO; AND OUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED THESE ACTIONS OF THE MAJORITY SHAREHOLDERS. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

August 2, 2010	/S/ MARK C. BURDGE, PRESIDENT
MARK C. BURDGE, PRESIDENT